EXHIBIT 99.1
                          Industrial Real Estate Lease


                             CABOT PROPERTIES, INC.
                             ----------------------
                          INDUSTRIAL REAL ESTATE LEASE
                          ----------------------------
                              Multi-Tenant Net Form
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                                TABLE OF CONTENTS

ARTICLE ONE - BASIC TERMS......................................................1
ARTICLE TWO - PREMISES.........................................................2
ARTICLE THREE - LEASE TERM.....................................................2
ARTICLE FOUR - RENT............................................................3
ARTICLE FIVE - PROPERTY TAXES..................................................4
ARTICLE SIX - UTILITIES........................................................5
ARTICLE SEVEN - INSURANCE......................................................5
ARTICLE EIGHT - COMMON AREAS...................................................7
ARTICLE NINE - USE OF PREMISES.................................................9
ARTICLE TEN - CONDITION AND MAINTENANCE OF PREMISES...........................12
ARTICLE ELEVEN - DAMAGE OR DESTRUCTION........................................14
ARTICLE TWELVE - CONDEMNATION.................................................15
ARTICLE THIRTEEN - ASSIGNMENT AND SUBLETTING..................................15
ARTICLE FOURTEEN - DEFAULTS AND REMEDIES......................................16
ARTICLE FIFTEEN - PROTECTION OF LENDERS.......................................19
ARTICLE SIXTEEN - LEGAL COSTS.................................................20
ARTICLE SEVENTEEN - MISCELLANEOUS PROVISIONS..................................21

EXHIBIT A - THE PROPERTY.....................................................A-1
EXHIBIT B - THE PREMISES.....................................................B-1
EXHIBIT C - RULES AND REGULATIONS............................................C-1
EXHIBIT D - LANDLORD'S WORK..................................................D-1
EXHIBIT E - MEMORANDUM OF ACCEPTANCE OF LEASE................................E-1
EXHIBIT F - GUARANTY.........................................................F-1
EXHIBIT 9.04 - SIGNAGE....................................................9.04-1
EXHIBIT 9.05 - LOCATION OF OUTSIDE STORAGE AREA...........................9.05-1

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                            ARTICLE ONE - BASIC TERMS

The following terms used in this Lease shall have the meanings set forth below.

1.01 Date of Lease: June 24, 2005

1.02 Landlord (legal entity): CIVF I-TX1B01&B02, M01-M05, W04, W07-W10, L.P.

1.03 Tenant (legal entity): CAI, LP, a Texas limited partnership

1.04 Tenant's Guarantor: Conns, Inc., a Delaware corporation

1.05 Address of Property: 1132 Valwood Parkway, Carrollton, Texas

1.06 Property Rentable Area: Approximately 193,600 rentable square feet

1.07 Premises Rentable Area: Approximately 140,800 rentable square feet

1.08 Tenant's Initial Pro Rata Share: 44.5%, increasing to 72.7% on October 1, 2005

1.09 Lease Term: Seven years ten months beginning on August 15, 2005

1.10 Lease Commencement Date: August 15, 2005 as to Suite 120 and October 1, 2005 as to Suite 160

1.11 Permitted Uses: Warehouse and related office, consumer appliance, electronics and lawn maintenance equipment, including lawnmowers, service and repair use

1.12 Broker(s): The Staubach Company and Bradford Companies

1.13 Initial Security Deposit: $37,546.67

1.14 Parking Spaces Allocated to Tenant:Tenant's Pro Rata Share of the Parking Spaces in the Common Areas of the Property

1.15 Base Rent:

            Time Period               Monthly Base Rent
            -----------               -----------------
            8/15/05-2/14/06           $0.00
            2/15/06 - 3/31/06         $20,122.67 ($2.80SF for Suite 120)
            4/1/06 - 1/31/08          $32,853.33 ($2.80/SF)
            2/1/08 - 1/31/10          $35,200.00 ($3.00/SF)
            2/1/10 - 5/31/13          $37,546.67 ($3.20/SF)

1.16 Other Charges Payable by Tenant:
     (i)   Real Property Taxes (Article Five);
     (ii)  Utilities (Article Six);
     (iii) Insurance Premiums (Article Seven);
     (iv)  CAM Expenses (Article Eight);

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1.17 Address of Landlord for Notices:
                  c/o Cabot Properties, Inc.
                  One Beacon Street, Suite 1700
                  Boston, MA  02108
                  Attn: Asset Management

1.18 Address of Tenant for Notices:

                  CAI, LP
                  c/o Conn Appliances, Inc., its general partner
                  3295 College Street
                  Beaumont, TX  77701
                  Attn: Thomas J. Frank, CEO
                  Attn; Sydney K. Boone, Jr., Corporate General Counsel

1.19 Fiscal Year: January - December

1.20 Mortgagee:   New York Life Insurance Company

1.21 Address of Landlord for Rent Payments:
                  Cabot Industrial Value Fund
                  Dept. 5601 PO Box 201560 Dallas, TX 75320-1560

1.22 Exhibits:
           Exhibit A - The Property
           Exhibit B - The Premises
           Exhibit C - Rules & Regulations
           Exhibit D - Landlord's Work
           Exhibit E - Memorandum of Acceptance of Premises
           Exhibit F - Guaranty


                             ARTICLE TWO - PREMISES

     2.01 Premises. The Premises are described in Exhibit B and are a part of the Property, which is described in Exhibit A. The Property includes all the land, building(s), and all other improvements located on the land including the common areas described in Article Eight.

                           ARTICLE THREE - LEASE TERM

     3.01 Lease of Premises for Lease Term. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. The Lease Term shall begin on the Lease Commencement Date.

     3.02 Delay in Commencement. Landlord shall not be liable to Tenant if Landlord shall not deliver possession of Suite 120 to Tenant on August 1, 2005 or Suite 160 on October 1, 2005. Landlord's non-delivery of the Premises to Tenant on the applicable date shall not affect this Lease or the obligations of Tenant under this Lease, and the relevant Lease Commencement Date shall be postponed to the date possession of that portion of the Premises shall be delivered to Tenant. In such event, Landlord and Tenant shall execute an amendment to this Lease setting forth the relevant Lease Commencement Date and expiration date of this Lease. Failure to execute such amendment shall not affect the Lease Commencement Date and expiration date of this Lease. Notwithstanding the foregoing, if the Premises is not delivered within 120 days of the Lease Commencement Date, Tenant upon ten days' prior written notice to landlord may terminate this Lease.

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     3.03 Early Occupancy. If Tenant shall occupy the Premises prior to the
Lease Commencement Date, Tenant's occupancy of the Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Premises shall not advance the expiration date of this Lease and shall not advance the rent schedule.

     3.04 Holding Over. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages, costs, liabilities and expenses, including attorneys' fees, which Landlord shall incur on account of Tenant's delay in so vacating the Premises. If Tenant shall not vacate the Premises upon the expiration or earlier termination of this Lease, the Base Rent shall be increased to 150% of the Base Rent then in effect and Tenant's obligation to pay Additional Rent shall continue, but nothing herein shall limit any of Landlord's rights or Tenant's obligations arising from Tenant's failure to vacate the Premises, including, without limitation, Landlord's right to repossess the Premises and remove Tenant therefrom at any time after the expiration or earlier termination of this Lease and Tenant's obligation to reimburse and indemnify Landlord as provided in the preceding sentence.

                               ARTICLE FOUR - RENT

     4.01 Base Rent. On the first day of each month during the Lease Term, Tenant shall pay to Landlord the Base Rent in lawful money of the United States, in advance and without offset, deduction, or prior demand. The Base Rent shall be payable at Address of Landlord for Rent Payments or at such other place or to such other person as Landlord may designate in writing from time to time.

     4.02 Additional Rent. All sums payable by Tenant under this Lease other than Base Rent shall be deemed "Additional Rent;" the term "Rent" shall mean Base Rent and Additional Rent. Landlord shall estimate in advance and charge to Tenant the following costs, to be paid with the Base Rent on a monthly basis throughout the Lease Term: (i) all Real Property Taxes for which Tenant is liable under Section 5.01 and 5.02 of the Lease, (ii) all utility costs (if utilities are not separately metered) for which Tenant is liable under Section
6.01 of the Lease, (iii) all insurance premiums for which Tenant is liable under Sections 7.01 and 7.06 of the Lease and (iv) all CAM Expenses for which Tenant is liable under Section 8.04 of the Lease. Collectively, the aforementioned Real Property Taxes, insurance, utility, and CAM Expenses shall be referred to as the "Total Operating Costs". Landlord may adjust its estimates of Total Operating Costs at any time, but not more than twice annually, based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next Rent payment date after notice to Tenant with reasonable supporting documentation if requested by Tenant. Within one hundred twenty (120) days after the end of each Fiscal Year during the Lease Term, Landlord shall deliver to Tenant a statement (the "Statement") prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Total Operating Costs paid or incurred by Landlord during the preceding fiscal year and Tenant's Pro Rata Share of such expenses. Within thirty (30) days after Tenant's receipt of the Statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) in order that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period. Provided Tenant has paid its monthly installments of its Pro Rata Share of Total Operating Costs as previously billed by Landlord, Tenant (and its accountants and representatives) will have the right, within 30 days of receipt of the Statement, to notify Landlord that it would like to audit Landlord's books and records with respect to the Total Operating Costs. Such audit is to be at Tenant's sole cost and expense (except as provided in the following sentence) and is to performed and completed within three months of the receipt of the Statement by Tenant. If such audit reveals that the Total Operating Costs billed to Tenant exceed the actual Total Operating Costs by more than five percent, Landlord shall pay the reasonable costs of such audit. Such audit may not be performed by anyone being compensated on a contingency basis. In addition to its obligation to pay Base Rent and its Pro Rata Share of Total Operating Expenses, Tenant is required hereunder to pay directly to suppliers, vendors, carriers, contractors, etc. certain insurance premiums, utility costs, personal property taxes, maintenance and repair costs and other expenses, collectively "Additional Expenses." If Landlord pays for any Additional Expenses in accordance with the terms of this Lease, Tenant's obligation to reimburse such costs shall be an Additional Rent obligation payable in full with the next monthly Rent payment. Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. Landlord acknowledges and agrees that no Additional Rent shall be payable with respect to Suite 160 prior to the Lease Commencement Date for such portion of the Premises.

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     4.03 Late Charge. Tenant hereby acknowledges that late payment by Tenant to
Landlord of Rent and other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any loan secured by the Building. Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord within ten (10) days following the due date, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

     4.04 Interest. Any Rent or other amount due to Landlord, if not paid within thirty (30) days of when due, shall bear interest from the date due until paid at the rate of ten percent (10%) per annum. Payment of interest shall not excuse or cure any default hereunder by Tenant.

     4.05 Tenant's Pro Rata Share. Tenant's Pro Rata Share shall be calculated by dividing the Premises Rentable Area by the Property Rentable Area. Tenant's Pro Rata Share is set forth in Section 1.08 and is subject to adjustment based on the aforementioned formula.

                          ARTICLE FIVE - PROPERTY TAXES

     5.01 Real Property Taxes. Tenant shall pay Tenant's Pro Rata Share of Real Property Taxes on the Property payable during the Lease Term. Tenant shall make such payments in accordance with Section 4.02. If Landlord shall receive a refund of any Real Property Taxes with respect to which Tenant shall have paid Tenant's Pro Rata Share, Landlord shall refund to Tenant Tenant's Pro Rata Share of such refund after deducting therefrom the reasonable costs and expenses incurred in connection therewith.

     5.02 Definition of "Real Property Tax". "Real Property Tax" shall mean taxes, assessments (special, betterment, or otherwise), levies, fees, rent taxes, excises, impositions, charges, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are imposed or levied upon or assessed against the Property or any Rent or other sums payable by any tenants or occupants thereof. Real Property Tax shall include Landlord's costs and expenses of contesting any Real Property Tax, but shall specifically exclude any penalties and/or interest assessed due to Landlord's failure to timely pay all Real Property Taxes. If at any time during the term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, or in lieu of increases therein, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Property or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy, or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then all of such taxes, assessments, levies, or charges, to the extent so measured or based, shall be deemed to be a Real Property Tax.

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     5.03 Personal Property Taxes. Tenant shall pay directly all taxes charged against trade fixtures, furnishings, equipment, inventory, or any other personal property belonging to Tenant. Tenant shall use its best efforts to have personal property taxed separately from the Property. If any of Tenant's personal property shall be taxed with the Property, Tenant shall pay Landlord the taxes for such personal property within thirty (30) days after Tenant receives a written statement from Landlord for such personal property taxes.

                             ARTICLE SIX - UTILITIES

     6.01 Utilities. Tenant shall promptly pay, directly to the appropriate supplier, the cost of all natural gas, heat, cooling, energy, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises, allocable to the period from the time Tenant shall first enter the Premises, throughout the Lease Term and thereafter as long Tenant shall remain in the Premises (collectively, "the Occupancy Period"), together with any related installation or connection charges or deposits (collectively "Utility Costs"). All utilities to the Premises shall be separately metered. If any are not separately metered, all costs associated with the installation and approval of separate meters shall be borne by the Landlord. Landlord shall not be liable for damages, consequential or otherwise, nor shall there be any rent abatement arising out of any curtailment or interruption whatsoever in utility services, unless due to the negligent acts or omissions of Landlord. Utilities serving the Common Areas (as defined in Article Eight) exclusively shall be accounted for as described in Article Eight.

                            ARTICLE SEVEN - INSURANCE

     7.01. Liability Insurance. During the Occupancy Period, Tenant shall maintain in effect commercial general liability insurance insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury at the Premises, including contractual liability. Such insurance shall name Landlord, its property manager and any mortgagee, as additional insureds. The initial amount of such insurance shall be Three Million Dollars ($3,000,000) per occurrence and shall be subject to periodic increases specified by Landlord based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers, and other relevant factors. The liability insurance obtained by Tenant under this Section 7.01 shall (i) be primary and (ii) insure Tenant's obligations to Landlord under
Section 7.09. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain commercial general liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability with respect to the Premises and the Property. The policy obtained by Landlord shall not provide primary insurance, shall not be contributory and shall be excess over any insurance maintained by Tenant.

     7.02 Worker's Compensation Insurance. During the Occupancy Period, Tenant shall maintain in effect Worker's Compensation Insurance (including Employers' Liability Insurance) in the statutory amount covering all employees of Tenant employed or performing services at the Premises, in order to provide the statutory benefits required by the laws of the state in which the Premises are located. Such coverage may be maintained by Tenant through self-insurance as permitted from time to time by Texas law.

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     7.03 Automobile Liability Insurance. During the Occupancy Period, Tenant
shall maintain in effect Automobile Liability Insurance, including but not limited to, passenger liability, on all owned, non-owned, and hired vehicles used by Tenant's employees in connection with the Premises, with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000) for injuries or death of one or more persons or loss or damage to property.

     7.04 Personal Property Insurance. During the Occupancy Period, Tenant shall maintain in effect Personal Property Insurance covering leasehold improvements paid for by Tenant and Tenant's personal property and fixtures from time to time in, on, or at the premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under "All Risk Coverage," as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. If the Premises are not repaired or restored following damage or destruction in accordance with other provisions herein, Landlord shall receive any proceeds from the Personal Property Insurance allocable to Tenant's leasehold improvements.

     7.05 Intentionally Omitted.

     7.06 Landlord's Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain in effect all risk insurance covering loss of or damage to the Property in the amount of its replacement value with such endorsements and deductibles as Landlord shall determine from time to time. Landlord shall have the right to obtain flood, earthquake, and such other insurance as Landlord shall determine from time to time or shall be required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant. During the Lease Term, Landlord may maintain a rental income insurance policy, with loss payable to Landlord, in such amounts as it deems necessary and appropriate. Tenant shall not do or permit anything to be done which shall invalidate any such insurance. Any increase in the cost of Landlord's insurance due to Tenant's use or activities at the Premises shall be paid by Tenant to Landlord as Additional Rent hereunder.

     7.07 Payment of Insurance Premiums. Landlord shall pay the premiums of the insurance policies maintained by Landlord under Section 7.06 and Section 7.01 (if applicable), and Tenant shall reimburse Landlord for Tenant's Pro Rata Share of such premiums in accordance with Section 4.02. Tenant shall pay directly the premiums of the insurance policies maintained by Tenant under Sections 7.01, 7.02, 7.03 and 7.04.

     7.08 General Insurance Provisions.

        7.08 (a) Any insurance which Tenant shall be required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

        7.08 (b) Prior to the earlier of Tenant's entry into the Premises or the Commencement Date, Tenant shall deliver to Landlord an insurance company certificate that Tenant maintains the insurance required by Sections 7.01, 7.02, 7.03, 7.04 and 7.05 and not less than thirty (30) days prior to the expiration or termination of any such insurance, Tenant shall deliver to Landlord renewal certificates therefor. Tenant shall provide Landlord with copies of the policies promptly upon request from time to time. If Tenant shall fail to deliver any certificate or renewal certificate to Landlord required under this Lease within the prescribed time period or if any such policy shall be canceled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord, as Additional Rent, for 110% of the cost of such insurance within ten (10) days after receipt of a statement of the cost of such insurance.

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        7.08 (c) Tenant and Landlord shall maintain all insurance required under this Lease with companies having a "General Policy Rating" of A -; X or better, as set forth in the most current issue of the Best Key Rating Guide.

        7.08 (d) Landlord and Tenant, on behalf of themselves and their insurers, each hereby waive any and all rights of recovery against the other, the officers, members, partners, employees, agents, or representatives of the other and the officers, members, partners, employees, agents or representatives of each of the foregoing, for loss of or damage to its property or the property of others under its control, if such loss or damage shall be covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage, or required to be carried under this Article Seven. All property insurance carried by either party shall contain a waiver of subrogation against the other party to the extent such right shall have been waived by the insured party prior to the occurrence of loss or injury.

     7.09 Indemnity. To the fullest extent permitted by law, Tenant hereby waives all claims against Landlord, its agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders (each a "Landlord Party") and the agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders of each Landlord Party (collectively "the Indemnitees") for damage to any property or injury to or death of any person in, upon or about the Premises or the Property arising at any time and from any cause, and Tenant shall hold Indemnitees harmless from and defend Indemnitees from and against all claims, liabilities, judgements, demands, causes of action, losses, damages, costs and expenses including reasonable attorney's fees for damage to any property or injury to or death of any person arising in or from (i) the use or occupancy of the Premises by Tenant or persons claiming under Tenant, except such as is caused by the sole negligence or willful misconduct of Landlord, its agents, employees or contractors, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents, contractors, or invitees in, upon or about the Property, or (iii) arising out of any breach or default by Tenant under this Lease. The foregoing shall include investigation costs and expenses incurred by Landlord in connection with any claim or demand made under this Section. The provisions of this Section 7.09 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring prior to such time.

                          ARTICLE EIGHT - COMMON AREAS

     8.01 Common Areas. As used in this Lease, "Common Areas" shall mean all areas within the Property which are available for the common use of tenants of the Property and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, access roads, landscaping, and planted areas. Landlord, from time to time, may change the size, location, nature, and use of any of the Common Areas, convert Common Areas into leaseable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land or facilities so long as any such change to the Common Area land or facilities does not materially decrease or relocate the number of Parking Spaces Allocated to Tenant as at and of the Lease Commencement Date, and further so long as any such change does not unreasonably affect Tenant's ingress and egress to the Premises for pickup and deliveries necessary for Tenant's Permitted Use of the Premises. Such activities and changes shall not unreasonably and materially affect Tenant's use of the Premises for its Permitted Use.

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     8.02 Use of Common Areas. Tenant shall have the non-exclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations ("Rules and Regulations") as Landlord may establish or modify from time to time and as initially set forth in Exhibit C. Tenant shall abide by all such Rules and Regulations and shall use its commercially reasonable efforts to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's Rules and Regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord's reasonable judgment, are desirable to maintain or improve the Property, so long as such closure does not unreasonably interfere with Tenant's use of the Premises for its Permitted Use. Tenant shall not interfere with the rights of Landlord, other tenants, or any other person entitled to use the Common Areas so long as such rights are not inconsistent with Tenants use of the Common Areas as required by its Permitted Use.

     8.03 Vehicle Parking. Tenant shall be entitled to use the Parking Spaces Allocated to Tenant without paying any additional Rent. Tenant's parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup or sports utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Property or on the adjacent public streets except in accordance with the Rules and Regulations. Vehicles shall be parked only in striped parking spaces and not in driveways or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. Tenant shall not park at any time more vehicles in the parking area than the number of Parking Spaces Allocated to Tenant.

     8.04 Common Area Maintenance. Subject to Articles Eleven and Twelve, Landlord shall maintain the Common Areas in good order, condition, and repair. Common Area Maintenance expenses ("CAM Expenses") are all costs and expenses associated with the operation and maintenance of the Common Areas and the repair and maintenance of the heating, ventilation, air conditioning, plumbing, electrical, utility, and safety systems (to the extent not performed by Tenant), including, but not limited to, the following: gardening and landscaping; snow removal; utility, water and sewage services for the Common Area; maintenance of signs (other than tenants' signs); worker's compensation insurance; personal property taxes; rentals or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; routine maintenance and repair of roof membrane, flashings, gutters, downspouts, roof drains, skylights and waterproofing; maintenance of paving (including sweeping, striping, repairing, resurfacing, and repaving); general maintenance; painting; lighting; cleaning; refuse removal; security and similar items; reserves for roof replacement, exterior painting and other appropriate reserves; and a property management fee (not to exceed three percent (3%) of the gross rents of the Property for the calendar year). Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in CAM Expenses. With respect to any CAM Expenses which are included for the benefit of the Property and other property, Landlord shall make a reasonable allocation of such cost between the Property and such other property. CAM Expenses shall not include: (a) the cost of capital repairs and replacements, provided, however, that the annual depreciation (based on the useful life of the item under generally accepted accounting principles) of any such capital repair or replacement to the Common Areas or the heating, ventilating, air-conditioning, plumbing, electrical, utility and safety systems serving the Property shall be included in the CAM Expenses each year during the term of this Lease; and (b) the cost of capital improvements, provided, however, that the annual depreciation (based on the useful life of the item under generally accepted accounting principles) of any capital improvement undertaken to reduce CAM Expenses or made in order to comply with legal requirements shall be included in CAM Expenses each year during the term of this Lease. If, during any period for which CAM Expenses are being computed, less than all of the Property is occupied by tenants, or if Landlord is not supplying all tenants with the services being supplied hereunder, CAM Expenses shall be reasonably estimated and extrapolated by Landlord to determine the CAM Expenses that would have been incurred if the Property were fully occupied for such year and such services were being supplied to all tenants, and such estimated and extrapolated amount shall be deemed to be CAM Expenses for such period.

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     8.05 Tenant's Payment of CAM Expenses. Tenant shall pay Tenant's Pro Rata
Share of all CAM Expenses in accordance with Section 4.02. There may be an 8% compounded cumulative annual cap on any increase to be paid by Tenant in controllable CAM Expenses. Controllable CAM Expenses are all CAM Expenses other than insurance and utilities.

                         ARTICLE NINE - USE OF PREMISES

     9.01 Permitted Uses. Tenant may use the Premises only for the Permitted
Uses.

     9.02 Manner of Use. Tenant shall not cause or permit the Premises to be used in any way which shall constitute a violation of any law, ordinance, restrictive covenants, governmental regulation or order, which shall interfere with the rights of tenants of the Property, or which shall constitute a nuisance or waste. Tenant shall obtain and pay for all permits, including a certificate of occupancy and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, notes, regulations, orders, covenants and requirements regulating the use by Tenant of the Premises, including the Occupational Safety and Health Act and the Americans With Disabilities Act, to the extent and only to the extent applicable to the interior space of the Premises, the loading dock area for the Premises, and portion of the Premises used exclusively by Tenant, its employees, agents and invitees. Landlord shall be responsible for compliance with any state or Federal regulations, including ADA and Texas Accessibility Standards, in the exterior and Common Areas of the Property.

     9.03 Hazardous Materials.

     Tenant agrees not to dispose of or discharge or permit the disposal or discharge of any Hazardous Substance on, in, or about the Premises. Tenant may store minimal quantities of substances in the Premises which technically could be considered Hazardous Substances; provided that such substances are of a type and are held only in a quantity normally used in connection with the occupancy or operation of the Premises for a Permitted Use (such as cleaning fluids and supplies normally used in the day to day operation of retail store operations and repair and service operations) and such substances are being held, stored and used in complete and strict compliance with all applicable laws. Tenant will promptly furnish to Landlord copies of all notices given by Tenant, its agents, or employees, to any governmental agency, court, or other entity, or received by Tenant, its agents, or employees from any governmental agency, court, or other entity, in connection with any Hazardous Substance relating to the Premises. Tenant will promptly notify Landlord of the pendency or threat of private or governmental claims or judicial or administrative actions relating to environmental impairment or regulatory requirements relating to Hazardous Substances on the Premises caused by the acts or omissions of Tenant, its agents or employees. If Tenant defaults in any of its obligations under this Section, in addition to all other rights and remedies available to Landlord under this Lease or at law or in equity, Landlord will have the right (but not the obligation) to cure such default (at Tenant's sole expense), including the repair of the Premises. The amount so paid by Landlord, together with any reasonable attorneys' fees incurred by Landlord, will be immediately due from Tenant to Landlord as Additional Rent. Tenant will indemnify, protect, defend, and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, and penalties (including, without limitation, reasonable attorneys' fees at all trial and appellate levels, whether or not suit is brought) arising from or out of the presence of any Hazardous Substance on the Premises or any violation of any local, state or federal environmental law, regulation, ordinance or administrative or judicial order relating to any Hazardous Substance, provided such has been caused by the acts or omissions of Tenant, its agents, contractors, employees or invitees. The provisions of this Section 9.03 shall survive the expiration or earlier termination of this Lease.

     As used in this Lease, the term "Hazardous Material" shall mean any flammable items, explosives, radioactive materials, oil, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Other than described in the immediately preceding paragraph, Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without (a) the prior written consent of Landlord, and (b) complying with all applicable Federal, State and Local laws or ordinances pertaining to the transportation, storage, use or disposal of such Hazardous Materials, including but not limited to obtaining proper permits. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

     If Tenant's transportation, storage, use or disposal of Hazardous Materials on the Premises results in the contamination of the soil or surface or ground water or loss or damage to person(s) or property, then Tenant agrees to: (a) notify Landlord immediately of any contamination, claim of contamination, loss or damage, (b) after consultation with the Landlord, clean up the contamination in full compliance with all applicable statutes, regulations and standards and
(c) indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including attorney's fees and costs, arising from or connected with any such contamination, claim of contamination, loss or damage. Tenant agrees to fully cooperate with Landlord and provide such documents, affidavits and information as may be requested by Landlord (i) to comply with any environmental law, (ii) to comply with the request of any lender, purchaser or tenant, and/or (iii) for any other reason deemed necessary by Landlord in its sole discretion. Tenant shall notify Landlord promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Premises which is required to be reported to a governmental authority under any environmental law, will promptly forward to Landlord copies of any notices received by Tenant relating to alleged violations of any environmental law and will promptly pay when due any fine or assessment against Landlord, Tenant or the Premises relating to any violation of an environmental law for which Tenant is responsible during the term of this Lease. If a lien is filed against the Premises by any governmental authority resulting from the need to expend or the actual expending of monies arising from an act or omission, whether intentional or unintentional, of Tenant, its agents, employees or invitees, or for which Tenant is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the waters or onto land located within or without the State where the Premises is located, then Tenant shall, within thirty (30) days from the date that Tenant is first given notice that such lien has been placed against the Premises (or within such shorter period of time as may be specified by Landlord if such governmental authority has commenced steps to cause the Premises to be sold pursuant to such lien) either (i) pay the claim and remove the lien, or (ii) furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to Landlord and is sufficient to effect a complete discharge of such lien on the Premises. Landlord shall have the right, but not the obligation, without in any way limiting Landlord's other rights and remedies under this Lease, to enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous Materials present on, in, at, under or emanating from the Premises or the Property in violation of Tenant's obligations under this Lease or under any laws regulating Hazardous Materials. Notwithstanding any other provision of this Lease, Landlord shall have the right, at its election, in its own name or as Tenant's agent, to negotiate, defend, approve and appeal, at Tenant's expense, any action taken or order issued by any governmental agency or authority with any governmental agency or authority against Tenant, Landlord or the Premises or Property relating to any Hazardous Materials or under any related law or the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Section 9.03. Prior to or promptly after the expiration or termination of this Lease, Landlord may require an environmental audit of the Premises by a qualified environmental consultant. Tenant shall pay the costs of such an environmental audit if such audit discloses any Hazardous Materials in, on or under the Premises as a result of Tenant's violation of the provisions of this Section 9.03, and shall, at it sole cost and expense, take all actions recommended in such audit to remediate any environmental conditions. The provisions of this Section 9.03 shall survive the expiration or earlier termination of this Lease. This Section 9.03 specifically excludes Tenant from any liability emanating from any pre-existing environmental condition occurring at the time of the Lease Commencement Date, any environmental contamination emanating from a neighboring tenant or landlord, or any of Landlord's invitees, vendors or guests, actions causing environmental contamination. Landlord represents and warrants to Tenant that it has not done anything at the Property in violation of any Environmental Laws since the date of the Phase I delivered by Landlord to Tenant.

     9.04 Signs and Auctions. Tenant shall not place any signs on the Property except that described and set forth in Exhibit 9.04, without Landlord's prior written consent. Tenant shall comply with all applicable laws and governmental requirements with respect to such signage and shall provide Landlord with written confirmation from the applicable authorities of such compliance. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

     9.05 Outside Storage Area. Tenant may construct an enclosed, screened area to be used for the storage and repair of lawn equipment in the location shown on
Exhibit 9.06. Tenant shall present Landlord with plans for such enclosure for Landlord's consent, which shall not be unreasonably withheld. Tenant shall comply with all applicable laws and governmental requirements with respect to such enclosure and shall provide Landlord with written confirmation from the applicable authorities of such compliance.

     9.06 Landlord's Access. Landlord or its agents may enter the Premises at all reasonable times and upon reasonable notice as provided herein, to show the Premises to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary, so long as such does not unreasonably interfere with Tenant's use of the Premises. Landlord shall give Tenant 24 hours' prior notice (which may be oral) of such entry, except in the case of an emergency, in which event Landlord shall make reasonable efforts to notify Tenant. Landlord may place customary "For Sale" signs in the Common Areas, but not on the Premises, and , during the last six (6) months of the Lease Term, "For Lease" signs on the Premises.

               ARTICLE TEN - CONDITION AND MAINTENANCE OF PREMISES

     10.01 Existing Conditions. Except as set forth on Exhibit D, Tenant shall accept the Property and the Premises in their condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use except as provided herein. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto except as provided herein. Tenant agrees to execute promptly a Memorandum of Acceptance of Premises in the form set forth in Exhibit E to this Lease when Tenant is satisfied as to the delivery of the Premises as required by this Lease.

     10.02 Exemption of Landlord from Liability. Tenant shall insure its personal property under an all risk full replacement cost property insurance policy as provided in Section 7.04. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about Property, or from other sources or places; or (d) any act or omission of any other tenant of the Property. Tenant shall give Landlord prompt notice upon the occurrence of any accident or casualty at the Premises. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 10.02 shall not, however, exempt Landlord from liability for the negligence or willful misconduct of Landlord and its agents, employees and contractors.

     10.03 Landlord's Obligations. Subject to the provisions of Article Eleven (Damage or Destruction) and Article Twelve (Condemnation), and except for damage caused by any act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, Landlord, at its cost, shall keep the foundation, roof (including both substructure and exterior), building systems (other than the heating, ventilating and air conditioning system), structural supports and exterior walls of the improvements on the Property in good order, condition and repair. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the surfaces of walls. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair.

     10.04 Tenant's Obligations.

        10.04 (a) Repair and Maintenance. Except as provided in Section 10.03, Article Eleven (Damage or Destruction) and Article Twelve (Condemnation), Tenant shall keep all portions of the Premises, including the electrical, plumbing, restrooms, lighting, man doors, dock doors, levelers, shelters, seals and bumpers (if any), windows, walls, floors, and the heating, ventilating and air conditioning systems and equipment in good order, condition and repair (including repainting and refinishing, as needed). If any portion of the Premises or any system or equipment in the Premises which Tenant shall be obligated to repair can not be fully repaired or restored, Tenant shall promptly replace such portion of the Premises or system or equipment, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term, the useful life of such replacement shall be prorated over the remaining portion of the Lease Term. Tenant shall provide for the regular inspection and maintenance of the heating and air conditioning system by a heating and air conditioning contractor,. In the event Tenant does not so provide, Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for maintenance of the heating and air conditioning system at Tenant's expense. Landlord shall, at Tenant's expense, repair any damage to the portions of the Property Landlord shall be required to maintain caused by Tenant's acts or omissions.

        10.04 (b) Tenant's Expense. Tenant shall fulfill all of Tenant's obligations under this Section 10.04 at Tenant's sole expense. If Tenant shall fail to maintain, repair or replace the Premises as required by this Section 10.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs reasonably incurred in performing such maintenance, repair or replacement immediately upon demand.

     10.05 Alterations, Additions, and Improvements.

        10.05 (a) Tenant's Work. Tenant shall not make any installations, alterations, additions, or improvements in or to the Premises which are structural, cause any roof penetrations or cost in excess of $50,000, including, without limitation, any apertures in the walls, partitions, ceilings or floors, without on each occasion obtaining the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or denied. Any such work so approved by Landlord shall be performed only in accordance with plans and specifications therefor approved by Landlord within twenty (20) business days after Landlord's receiving such plans and specifications (failure of Landlord to approve or disapprove within such twenty (20) business day period shall be deemed to be Landlord's approval of such plans and specifications. Tenant shall procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable insurance requirements. If requested by Landlord, Tenant shall furnish to Landlord prior to commencement of any such work a bond or other security acceptable to Landlord assuring that any work by Tenant will be completed in accordance with the approved plans and specifications and that all subcontractors will be paid. Tenant shall employ for such work only contractors approved by Landlord and shall require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and commercial general liability insurance covering such contractors on or about the Premises with a combined single limit not less than $3,000,000 and shall submit certificates evidencing such coverage to Landlord prior to the commencement of such work. Tenant shall indemnify and hold harmless Landlord from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Landlord may inspect the work of Tenant at reasonable times and given notice of observed defects. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts and proof of payment for all labor and materials.

        10.05 (b) No Liens. Tenant shall pay when due all claims for labor and material furnished to the Premises and shall at all times keep the Property free from liens for labor and materials. Tenant shall give Landlord at least twenty
(20) days' prior written notice of the commencement of any work on the Premises, regardless of whether Landlord's consent to such work is required. Landlord may record and post notices of non-responsibility on the Premises.

     10.06 Condition upon Termination. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and in the condition which Tenant shall have been required to maintain the Premises under this Lease. Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Eleven (Damage or Destruction). Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Premises to their prior condition, reasonable wear and tear excepted, all at Tenant's expense. With respect to any alterations, additions or improvements which require Landlord's approval, at the time of such approval Landlord shall specify if Tenant shall not required to remove the same, and such items shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property), without Landlord's prior written consent; unless the same shall have been installed by Tenant at its expense: any power wiring or wiring panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment.

                     ARTICLE ELEVEN - DAMAGE OR DESTRUCTION

     11.01 Damage to Premises.

        11.01 (a) If the Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty ("Casualty"), Tenant shall immediately notify Landlord in writing upon the occurrence of such Casualty. In the event of any Casualty damaging 25% or more of the Premises, Landlord may elect either to (i) repair the damage caused by such casualty as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the casualty occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the casualty whether Landlord elects to repair the damage or terminate this Lease. If Landlord shall elect to repair the damage, and, if the damage shall have been due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, Tenant shall pay Landlordthe difference between the actual cost of repair and any insurance proceeds received by Landlord. In the event Landlord cannot complete the repairs to the Premises within 180 days of the Casualty (which time frame shall be certified to Tenant in writing by Landlord and its contractor prior to commencing repair), then Tenant may elect to terminate this Lease by providing Landlord written notice of its election within ten (10) days of its receipt of notification from Landlord that the Premises will not be repaired within the 180-day time period.

        11.01 (b) If the casualty to the Premises shall occur during the last six (6) months of the Lease Term and the damage shall be estimated by Landlord to require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the casualty shall have occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within ten (10) days after Tenant's notice to Landlord of the occurrence of the casualty.

     11.02 Temporary Reduction of Rent. If the Property shall be destroyed or damaged by casualty and Landlord shall determine to repair or restore the Property pursuant to the provisions of this Article Eleven, any Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Premises shall be impaired. Such reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and Real Property Taxes. Except for such possible reduction in Rent, insurance premiums and Real Property Taxes, Tenant shall not be entitled to any compensation, reduction or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of the Property.

     11.03 Waiver. Tenant waives the protection of any statute, code or judicial decision which shall grant a tenant the right to terminate a lease in the event of the damage or destruction of the leased property and the provisions of this Article Eleven shall govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of or to the Property.

                          ARTICLE TWELVE - CONDEMNATION

     12.01 Condemnation. If more than fifteen percent (15%) of the floor area of the Premises or more than fifteen percent (15%) of the parking on the Property shall be taken by eminent domain either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall take title or possession). If neither Landlord nor Tenant shall terminate this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Base Rent shall be reduced in proportion to the reduction in the floor area of the Premises. If this Lease shall be terminated, any condemnation award or payment shall be distributed to the Landlord. Tenant shall have no claim against Landlord for the value of the unexpired lease term or otherwise.

                  ARTICLE THIRTEEN - ASSIGNMENT AND SUBLETTING

     13.01 Landlord's Consent Required. No portion of the Premises or of Tenant's interest in this Lease shall be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in
Section 13.02 below. Landlord shall have the right to grant or withhold its consent as provided in Section 13.04 below. Any attempted transfer without consent shall be void and shall constitute a non curable breach of this Lease. Notwithstanding the foregoing, Tenant may assign this Lease or sublet the Premises, without obtaining Landlord's consent, to (i) any parent, subsidiary or affiliate of Tenant, (ii) to any partnership, corporation or other business entity into or with Tenant shall be merged, converted or consolidated or to which all of Tenant's assets may be transferred (an "Affiliate Transfer"). Tenant shall provide Landlord with ten days' prior notice of an Affiliate Transfer and shall provide Landlord with reasonable documentation with respect to such transaction.

     13.02 No Release of Tenant. No assignment or transfer shall release Tenant or change Tenant's primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of Rent from any other person shall not be a waiver of any provision of this Article Thirteen. Consent to one transfer shall not be deemed a consent to any subsequent transfer or a waiver of the obligation to obtain consent on subsequent occasions. If Tenant's assignee or transferee shall default under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the assignee or transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee without notifying Tenant or obtaining its consent, and such action shall not release Tenant from any of its obligations or liabilities under this Lease as so assigned or modified.

     13.03 Offer to Terminate. If Tenant shall desire to assign this Lease or sublease all or any part of the Premises other than an Affiliate Transfer, Tenant shall offer to Landlord in writing, the right to terminate this Lease as of the date specified in the offer. If Landlord shall elect in writing to accept the offer to terminate within twenty (20) days after receipt of notice of the offer, this Lease shall terminate as of the date specified in such offer and all the terms and provisions of this Lease governing termination shall apply. If Landlord shall not so elect, Tenant shall then comply with the provisions of this Article Thirteen applicable to such assignment of sublease.

     13.04 Landlord's Consent. Tenant's request for consent under Section 13.01 shall set forth the details of the proposed sublease, assignment or transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transaction (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall respond to any such request within thirty (30) days of receipt of the request accompanied by all relevant information. Landlord shall have the right to withhold consent, reasonably exercised, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Premises; (ii) the net worth and financial condition of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under this Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Tenant shall assign or sublease, the following shall apply: Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the Proceeds (defined below) on such transaction (such amount being Landlord's share) as and when received by Tenant, unless Landlord shall give notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. Proceeds shall mean (a) all rent and all fees and other consideration paid for or in respect of the assignment or sublease, including fees under any collateral agreements less (b) the rent and other sums payable under this Lease (in the case of a sublease of less than all of the Premises, allocable to the subleased premises) and all costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for reasonable real estate broker's commissions and reasonable costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant shall be entitled to recover such reasonable costs and expenses, including build-out modifications and leasing commissions, before Tenant shall be obligated to pay Landlord's Share to Landlord. Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Premises within thirty (30) days after the transaction shall be signed and from time to time thereafter on Landlord's request, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Tenant shall promptly reimburse Landlord for all legal costs and expenses incurred by Landlord in connection with a request for a sublease or assignment of this Lease, not to exceed $2,000 per occurrence.

                    ARTICLE FOURTEEN - DEFAULTS AND REMEDIES

     14.01 Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance by Tenant of all covenants and conditions.

     14.02 Defaults. Each of the following shall be an event of default under this Lease:

        14.02 (a) Tenant shall abandon the Premises;

        14.02 (b) Tenant shall fail to pay Rent or any other sum payable under this Lease within ten (10) days after written notice from Landlord;

        14.02 (c) Tenant shall fail to perform any of Tenant's other obligations under this Lease and such failure shall continue for a period of thirty (30) days after notice from Landlord; provided that if more than thirty (30) days shall be required to complete such performance, Tenant shall not be in default if Tenant shall commence such performance within the thirty (30) day period and shall thereafter diligently pursue its completion.

        14.02 (d) (i) Tenant shall make a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement shall be filed by or against Tenant and shall not be dismissed within sixty (60) days; (iii) a trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease and possession shall be subjected to attachment, execution or other judicial seizure which shall not be discharged within sixty (60) days. If a court of competent jurisdiction shall determine that any of the acts described in this subsection
(d) is not a default under this Lease, and a trustee shall be appointed to take possession (or if Tenant shall remain a debtor in possession) and such trustee or Tenant shall assign, sublease, or transfer Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment, transfer or sublease over the rent payable by Tenant under this Lease.

     14.03 Remedies. On the occurrence of an event of default by Tenant, Landlord may, at any time thereafter, with or without notice or demand (except as provided in Section 14.02) and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

        14.03 (a) Terminate this Lease by written notice to Tenant or by entry, at Landlord's option. Tenant shall then immediately quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. Following termination, without prejudice to other remedies Landlord may have by reason of Tenant's default or of such termination, Landlord may (i) peaceably reenter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Lease Term), at such rental and upon such other terms and conditions as Landlord in Landlord's sole discretion shall determine, with the right to make alterations and repairs to the Premises; and (iii) remove all personal property therefrom. Following termination, Landlord shall have all the rights and remedies of a landlord provided at law and in equity. The amount of damages Tenant shall pay to Landlord following termination shall include all Rent unpaid up to the termination of this Lease, costs and expenses incurred by Landlord due to such Event of Default and, in addition, Tenant shall pay to Landlord as damages, at the election of Landlord (if Landlord shall elect subsection (y) below, it may cease such election at any time), either (x) the discounted present value (at the then Federal Reserve Bank discount rate) of the aggregate Rent and other charges due during the period commencing with such termination and ending on the expiration date of this Lease, or (y) amounts equal to the Rent and other charges which would have been payable by Tenant had this Lease or Tenant's right to possession not been so terminated, payable upon the due dates therefor specified herein following such termination and until the expiration date of this Lease, provided, however, that if Landlord shall re-let the Premises during such period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, and the expenses of re-letting, including, without limitation, altering and preparing the Premises for new tenants, brokers' commissions, legal fees and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period equal to or shorter or longer than the remaining Lease Term; and provided, further, that (i) in the no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting. In calculating the Rent and other charges under subsection (x) above, there shall be included, in addition to the Rent other considerations agreed to be paid or performed by Tenant, on the assumption that all such considerations would have remained constant (except as herein otherwise provided) for the balance of the full Term hereby granted. Landlord may, but need not, re-let the Premises or any part thereof for such rent and on such terms as it shall determine (including the right to re-let the Premises for a greater or lesser term than the Lease Term, the right to re-let the Premises as part of a larger area and the right to change the character or use made of the Premises). Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder. In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under the foregoing provisions of this Section 14.03 (a), Landlord may, by notice to Tenant, at any time after this Lease shall be terminated under this Article Fourteen or shall be otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Base Rent and Additional Rent due for the twelve (12) months ended immediately prior to such termination plus the amount of Base Rent and Additional Rent of any kind accrued and unpaid at the time of termination.

        14.03 (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due.

        14.03 (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.


     14.04 Repayment of "Free Rent". If this Lease provides for a postponement of any Base Rent or Additional Rent, a period of "free" Rent, reduced Rent, or other Rent concession, such postponed Rent, "free" Rent, reduced Rent or other Rent concession shall be referred to herein as "Abated Rent." Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's full, faithful and punctual performance of its obligations under this Lease. Therefore, if an event of default shall occur during the first three (3) years of the Lease Term, three (3) months of the Abated Rent (at the rate of $20,122.67 per month) shall immediately become due and payable in full and this Lease shall be enforced as if there were no such Rent abatement or other Rent concession for such three (3) month period.

     14.05 Automatic Termination; Damages. Notwithstanding any other term or provision hereof to the contrary, this Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 14.03 hereof, including the filing of an unlawful detainer action against Tenant. On any termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord shall incur in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease, the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant, or the pursuing of any action with respect to Landlord's right to possession of the Premises. All such damages suffered (apart from Base Rent and other Rent payable hereunder) shall constitute pecuniary damages which shall be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceedings.

     14.06 Cumulative Remedies. Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

                     ARTICLE FIFTEEN - PROTECTION OF LENDERS

     15.01 Subordination. This Lease shall be automatically subordinate to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which shall acquire a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way , and Tenant shall not be deprived of its rights under this Lease. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof. Landlord shall obtain a non-disturbance agreement from Landlord's mortgagee within thirty (30) days of the execution of this Lease.

     15.02 Attornment. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease, provided that any such person or entity agrees in writing that for so long as Tenant is not in continuing default under the terms of this Lease, Tenant's right to peaceful enjoyment of and possession to the Premises shall not be disturbed. Tenant waives the protection of any statute or rule of law which shall give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest. From and after any such attornment, mortgagee or any such transferee shall not be: (a) liable for any act or omission of any prior landlord (including Landlord); or (b) liable for or incur any obligation with respect to the construction of the Property or any improvements of the Property except as set forth in this lease; or (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (d) bound by any rent or additional rent which Tenant might have paid more than one month in advance to any prior landlord (including Landlord); or (e) bound by any amendment or modification of the Lease, or any consent to any assignment or sublease, made without the mortgagee's prior written consent if such consent is required under the applicable loan documents; or (f) responsible for the return of any security deposit not actually received by such mortgagee; or (g) liable for any obligation with respect to any breach of warranties or representations made by any prior landlord (including Landlord), or its agents or representatives, of any nature under the lease or otherwise; or (h) liable for consequential damages.

     15.03 Signing of Documents. Tenant shall sign and deliver such reasonable instrument or documents necessary or appropriate to evidence such attornment or subordination as agreed to herein or agreement to do so, so long as such document recognizes and agrees to Tenant's right to such possession and peaceful enjoyment of the Premises.

     15.04 Estoppel Certificates. Within ten (10) days after Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying, if true: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed);
(ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that, to Tenant's then existing knowledge, Landlord is not in default under this Lease (or if Landlord is claimed to be in default, setting forth such default in reasonable detail); and (v) such other information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may reasonably require, so long as such requirements do not add any additional obligations or liabilities to Tenant that are not contained in this Lease. Landlord may deliver any such statement by Tenant to any prospective purchaser or encumbrancer of the Property, and such purchaser or encumbrancer may rely conclusively upon such statement as true and correct. If Tenant shall not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that, to Tenant's then existing knowledge, Landlord is not in default under this Lease.

     15.05 Tenant's Financial Condition. The financial statements of the Guarantor of this Lease are filed with the Securities and Exchange Commission as required, and are available to Landlord on Guarantor's website at www.conns.com. If at any time they are not publicly available, within ten (10) days after request from Landlord from time to time, Tenant shall deliver to Landlord Guarantor's audited financial statements for the latest available two (2) fiscal years. Such delivered financial statements may be delivered to Landlord's mortgagees and lenders and prospective mortgagee, lenders and purchasers. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

                          ARTICLE SIXTEEN - LEGAL COSTS

     16.01 Legal Proceedings. If Tenant or Landlord is in breach or default under this Lease, it shall reimburse the non-defaulting party upon demand for any costs or expenses that the non-defaulting party shall incur in connection with any such breach or default, as provided in this Section. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability, including without limitation, legal fees and costs, Landlord shall incur if Landlord shall become or be made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; or (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord shall incur in any such claim or action.

     16.02 Landlord's Consent. Tenant shall pay Landlord's reasonable fees and expenses, including, without limitation, legal, engineering and other consultants' fees and expenses, not to exceed $2,500 in total, incurred in connection with Tenant's request for Landlord's consent under Article Thirteen (Assignment and Subletting) or in connection with any other act by Tenant which requires Landlord's consent or approval under this Lease, subject to the limitations contained herein.

                  ARTICLE SEVENTEEN - MISCELLANEOUS PROVISIONS

     17.01 Non-Discrimination. Tenant agrees that it will not permit any discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.

     17.02 Landlord's Liability; Certain Duties.

        17.02 (a) Bind and Inure; Limitation of Landlord's Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Property shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Property. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Property but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, member, director, employee, advisors or beneficiary of Landlord or any partner, trustee, stockholder, officer, member, director, employee, advisor or beneficiary of any of the foregoing, shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Property in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord, its partners, trustees, stockholders, members, officers, employees, advisors or beneficiaries of Landlord, and the partners, trustees, stockholders, members, officers, employees, advisors or beneficiary of any of the foregoing, shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

        17.02 (b) Notice. Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and, subject to any such mortgagee executing an agreement whereby the mortgagee agrees to recognized Tenant's right to peaceful use and enjoyment of the Premises so long as Tenant is not in continuous default under the terms of this Lease, to any mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address shall have been furnished to Tenant. Landlord shall not be in default under this Lease unless Landlord (or such mortgagee or beneficiary) shall fail to cure such non-performance within thirty (30) days (or sooner based upon the emergency nature of Tenant's claim) after receipt of Tenant's notice. However, if such non-performance shall reasonably require more than thirty (30) days to cure, Landlord shall not be in default if such cure shall be commenced within such thirty (30) day period and thereafter diligently pursued to completion. Tenant acknowledges that it has been advised, that as of the date hereof, the mortgagee is as referenced in Article One - Basic Terms.

     17.03 Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision of this Lease, which shall remain in full force and effect.

     17.04 Interpretation. The captions of the Articles or Sections of this Lease are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other, in any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission. This Lease shall not, and nothing contained herein, shall create a partnership or other joint venture between Landlord and Tenant.

     17.05 Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements shall be effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

     17.06 Notices. All notices, requests and other communications required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid or by a national overnight delivery service which maintains delivery records. Notices to Tenant shall be delivered to Tenant's Address for Notices. Notices to Landlord shall be delivered to Landlord's Address for Notices. All notices shall be effective upon delivery (or refusal to accept delivery). Either party may change its notice address upon written notice to the other party.

     17.07 Waivers. All waivers shall be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound by to the conditions of such statement.

     17.08 No Recordation. Tenant shall not record this Lease. Either Landlord or Tenant may require that a notice, short form or memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

     17.09 Binding Effect; Choice of Law. This Lease shall bind any party who shall legally acquire any rights or interest in this Lease from Landlord or Tenant, provided that Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

     17.10 Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that (s)he has full authority to do so and that this Lease binds the corporation. If Tenant is a partnership or limited liability company, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership or a manager or managing member of the company, that he or it has full authority to sign for the partnership and that this Lease binds the partnership or company and all general partners of the partnership or the company and its members.

     17.11 Guaranty. As a condition to this Lease being executed by Landlord, Guarantor is concurrently herewith executing a Guaranty of Lease in the form of Exhibit F which guaranties Tenant's obligations under this Lease..

     17.12 Force Majeure. If either party can not perform any of its obligations due to events beyond its reasonable control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond the parties' reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

     17.13 Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

     17.14 Survival. All representations and warranties of Landlord and Tenant, and all obligation of Tenant to pay Additional Rent hereunder, shall survive the termination of this Lease.

     17.15 Examination of Lease. Submission of this Lease to Tenant shall not constitute an option to lease, and this Lease shall not be effective until execution and delivery by both Landlord and Tenant.

     17.16 Security Deposit. Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit. Landlord may, at its option, apply all or part of the Security Deposit to any unpaid Rent or other charges due from Tenant, cure any other defaults of Tenant, or compensate Landlord for any loss or damage which Landlord may suffer due to Tenant's default. If Landlord shall so use any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's request. No interest shall be paid on the Security Deposit, no trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit, and the Security Deposit may be commingled with other funds of Landlord. Upon expiration or termination of this Lease not resulting from Tenant's default and after Tenant shall have vacated the Premises in the manner required by this Lease, Landlord shall pay to Tenant any balance of the Security Deposit not applied pursuant to this Section 17.16.

     17.17 Limitation of Warranties. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties which extend beyond those expressly set forth in this Lease. Without limiting the generality of the foregoing, Tenant expressly acknowledges that Landlord has made no warranties or representations concerning any hazardous materials or other environmental matters affecting any part of the Property and Landlord hereby expressly disclaims and Tenant waives any express or implied warranties with respect to any such matters.

     17.18 No Other Brokers. Each party represents and warrants to the other that the Brokers are the only agents, brokers, finders or other parties with whom such party has dealt who may be entitled to any commission or fee with respect to this Lease or the Premises or the Property. Each party agrees to indemnify and hold the other party harmless from any claim, demand, cost or liability, including, without limitation, attorneys' fees and expenses, asserted by any party other than the Brokers based upon dealings of that party with the indemnifying party.

     17.19 Renewal Options. Provided (a) Tenant or an entity which is the Tenant as a result of an Affiliate Transfer or an assignment of the Lease which was approved by Landlord and (b) no Event of Default exists or would exist but for the passage of time in the giving of notice, or both, at the time an option may be exercised and at the time the Renewal Option (as defined below) commences, Landlord grants to Tenant two options (the "Renewal Options") to extend this Lease with respect to all of the Premises for two additional consecutive periods of five (5) years (each, a "Renewal Period"). The Renewal Options may be exercised by Tenant delivering written notice to Landlord at least six (6) months prior to the expiration of the then current Lease Term. In the event that Tenant fails timely to give such notice to Landlord, this Lease shall automatically terminate at the end of the Lease Term, and Tenant shall have no further option to extend the Lease Term. Tenant may not exercise the second Renewal Option without having exercised the first Renewal Option

The rate of base Rent (the "Renewal Rental Rate") for the first Renewal Period shall be $3.40 per square foot for the first two years of the first Renewal Period and $3.60 per square foot for the third through fifth years of the first Renewal Period. The Renewal Rental Rate for the second Renewal Period shall be equal to ninety-five percent of the then current market rental rate at the Property charged by Landlord for the Renewal Period, taking into account all relevant factors, but in no event shall the Renewal Rental Rate be less than the Rent in effect for the last year of the first Renewal Period Lease Term. No earlier than ten (10) months prior to the expiration of the first Renewal Period Tenant may send Landlord a written notice (the "Rental Rate Request") seeking Landlord's determination of the Renewal Rental Rate for the second Renewal Period. Not later than thirty (30) days following Landlord's receipt of the Rental Rate Request, Landlord shall provide Tenant with Landlord's good faith estimate ("Landlord's FMV Notice") of such Renewal Rental Rate. Tenant shall have fifteen (15) days from its receipt of Landlord's FMV Notice to notify Landlord whether Tenant accepts or rejects Landlord's determination of the Renewal Rental Rate. If Tenant is unwilling to accept Landlord's determination of the Renewal Rental Rate as set forth in Landlord's FMV Notice, and if the parties are unable to reach agreement thereon within thirty (30) days after the delivery of Tenant's notice to Landlord rejecting such rental determination, then the Renewal Option shall lapse, the Lease shall automatically terminate at the end of the Term and Tenant shall have no further option to extend the term of this Lease.

Landlord and Tenant shall execute an amendment to this Lease within thirty (30) days after the determination of the Renewal Rental Rate, which amendment shall set forth the extended Lease Term and the Renewal Rental Rate. Except for the change in the rate of Rent, the Renewal Period shall be subject to all of the terms and conditions of this Lease and the Premises shall be delivered in their then "as is" condition at the time the Renewal Period commences unless otherwise agreed to in writing by Landlord and Tenant.

Neither any option granted to Tenant in this Lease or in any collateral instrument to renew or extend the Lease Term, nor the exercise of any such option by Tenant, shall prevent Landlord from exercising any option or right granted or reserved to Landlord in this Lease or in any collateral instrument or that Landlord may otherwise have, to terminate this Lease or any renewal or extension of the Lease Term either during the original Lease Term or during the renewed or extended term. Any renewal or extension right granted to Tenant shall be personal to Tenant and may not be exercised by any assignee, subtenant or legal representative of Tenant. Any termination of this Lease shall serve to terminate any such renewal or extension of the Lease Term, whether or not Tenant shall have exercised any option to renew or extend the Lease Term. No option granted to Tenant to renew or extend the Lease Term shall be deemed to give Tenant any further option to renew or extend.


                    BALANCE OF PAGE LEFT BLANK INTENTIONALLY

17.20 Right of First Refusal. Landlord shall grant to Tenant the exclusive, continuing and irrevocable right of first refusal to lease any additional space in the building before Landlord completes a lease to a third party. Landlord shall give notice to Tenant that it has received a bona fide offer from a third party within five (5) business days from its receipt of such offer. Tenant shall notify Landlord in writing within ten (10) business days after it receives Landlord's notice of its intent to lease all or a portion of the space requested by any third party on the terms set forth in the third party's bona fide offer to Landlord.

Signed on June 24, 2005

LANDLORD:

CIVF I-TX1B01&B02, M01-M05, W04, W07-W10, L.P.

By: CIVF I-TX GP, LLC, a Delaware limited liability company, its general partner

    By: Cabot Industrial Value Fund, L.P., a Delaware limited partnership, its sole member

        By: Cabot Industrial Value Fund Manager, LLC, its general partner

            By: Cabot Properties, Inc., its managing member

                By: /s/Stephen P. Vallarelli
                    ------------------------
                    Hereunto duly authorized
                    Print Name: Stephen P. Vallarelli
                    Title: Vice President


Signed on June 16, 2005.

TENANT:

CAI, LP, a Texas limited partnership

By: Conn Appliances, Inc., a Texas corporation, its general partner


    By: /s/ Thomas J. Frank
        -------------------
        Thomas J. Frank, CEO

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                            EXHIBIT A - THE PROPERTY




                                      A - 1
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                            EXHIBIT B - THE PREMISES




                                     B - 1
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                        EXHIBIT C - RULES AND REGULATIONS

1. No advertisements, pictures or signs of any sort shall be displayed on or outside the Premises without the prior written consent of Landlord. This prohibition shall include any portable signs or vehicles placed within the parking lot, common areas or on streets adjacent thereto for the purpose of advertising or display.

2. Tenant shall not park or store motor vehicles, trailers or containers outside the Premises after the conclusion of normal daily business activity except in approved areas specifically designated by Landlord, acting reasonably.

3. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord without the prior written consent of Landlord.

4. All window coverings and window films or coatings installed by Tenant and visible from outside of the building require the prior written approval of Landlord. Except for dock shelters and seals as may be expressly permitted by Landlord, no awnings or other projections shall be attached to the outside walls of the building.

5. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance on, in or around the Premises unless approved by Landlord. Tenant shall not use, keep or permit to be used or kept any flammable or combustible materials without proper governmental permits and approvals.

6. Tenant shall not use, keep or permit to be used or kept food or other edible materials in or around the Premises in such a manner as to attract rodents, vermin or other pests. Tenant shall not permit cooking in or about the Premises other than in microwave ovens.

7. Tenant shall not use or permit the use of the Premises for lodging or sleeping, for public assembly, or for any illegal or immoral purpose.

8. [Intentionally Deleted]

9. Tenant shall park motor vehicles only in those general parking areas as designated by Landlord except for active loading and unloading. During loading and unloading of vehicles or containers if loaded or unloaded in any area other than that designated for Tenant's use for such purposes, Tenant shall not unreasonably interfere with traffic flow within the industrial park and loading and unloading areas of other tenants.

10. Storage of propane tanks, whether interior or exterior, shall be in secure and protected storage enclosures approved by the local fire department and, if exterior, shall be located in areas specifically designated by Landlord. Safety equipment, including eye wash stations and approved neutralizing agents, shall be provided in areas used for the maintenance and charging of lead-acid batteries. Tenant shall protect electrical panels and building mechanical equipment from damage from forklift trucks.

11. Tenant shall not disturb, solicit or canvas any occupant of the Building or industrial park and shall cooperate to prevent same.

12. No person shall go on the roof of the Property without Landlord's permission except to perform obligations under its lease.

                                     C - 1
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13. No animals (other than seeing eye dogs) or birds of any kind may be brought into or kept in or about the Premises.

14. Machinery, equipment and apparatus belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building to such a degree as to be objectionable to Landlord or other tenants or to cause harm to the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate the transmission of such noise and vibration.

15. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or exterior loading areas overnight, except within containers normally used by Tenant for such storage, including trucks and container vehicles, so long as such containers are located within Tenant's designated area for such.

16. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks of sufficient size to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the industrial park or on streets adjacent thereto.

17. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall use only tires that do not damage the asphalt.

18. Tenant shall be responsible for the safe storage and removal of all pallets. Pallets shall be stored behind screened enclosures at locations approved by the Landlord.

19. Tenant shall be responsible for the safe storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord. Landlord reserves the right to remove, at Tenant's expense and without further notice, any trash or refuse left elsewhere outside of the Premises or in the industrial park.

20. Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.

21. Tenant shall appoint an Emergency Coordinator who shall be responsible for assuring notification of the local fire department in the event of an emergency, assuring that sprinkler valves are kept open and implementing the Factory Mutual "Red Tag Alert" system including weekly visual inspection of all sprinkler system valves on or within the Premises.


         ___/s/______  Landlord

         ____/s/_____  Tenant

                                     C - 2
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                           EXHIBIT D - LANDLORD'S WORK

1. Landlord will deliver the Premises with all mechanical, electrical, plumbing, dock doors and lights in good working order. Landlord will deliver all HVAC units servicing the Premises, in good working order and shall warrant such units for the first six months of the Lease Term and agrees to any required repairs or replacements in that time frame.
2. Landlord will provide Tenant will an improvement allowance of $140,800 (the "TI Allowance") to be used by Tenant for improvements to the Premises and for moving, construction management or cabling. Landlord will pay Tenant the TI Allowance upon presentation of paid invoices, all requisite governmental approvals and lien waivers.
3. Landlord shall pay up to $2,000 of the cost of Tenant's space planning and architectural and engineering drawings relating to Tenant's improvements to the Premises.

                                     D - 1
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                  EXHIBIT E - MEMORANDUM OF ACCEPTANCE OF LEASE

LANDLORD:                                   CABOT INDUSTRIAL VALUE FUND - I

TENANT:                                     ___________________________________

LEASE DATE:                                 ___________________________________

PREMISES:                                   Located at _______________

         Tenant hereby accepts the Premises as being in the condition required under the Lease, with all Landlord's Work completed (except for minor punchlist items which Landlord agrees to complete).

     The Commencement Date of the Lease is hereby established as_______________, and the Expiration Date is______________.

TENANT:                                     ___________________________________,
                                            a __________________________________

                                            By:_________________________________
                                                Print Name:_____________________
                                                Its: ___________________________
                                                Date:___________________________

                                            By:_________________________________
                                                Print Name:_____________________
                                                Its:____________________________
                                                Date:___________________________


Approved and Agreed:

LANDLORD:

CIVF - I ________________

By: Cabot Industrial Value Fund Manager
LLC, its General Partner

By: Cabot Properties, Inc., its Manager

By:____________________________

Its:___________________________


                                     E - 1
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                              EXHIBIT F - GUARANTY

WHEREAS, CIVF I - TX1B01&B02, M01-M05, W04, W07-W10, L.P., having an office at One Beacon Street, Suite 1700, Boston, MA 02108 ("Landlord") has entered into a certain Lease (the "Lease") dated as of ___________, 2005 with CAI, LP, a Texas limited partnership, having an office at c/o Conn Appliances, Inc., 3295 College Street, Beaumont, TX 77701 ("Tenant"), a copy of the Lease being attached hereto as Exhibit A; and

     WHEREAS, Landlord would not enter into the Lease but for the undertakings of Conn's, Inc., a Delaware corporation, having an office at c/o Conn Appliances, Inc., 3295 College Street, Beaumont, TX 77701 ("Guarantor"), as set forth herein; and

     WHEREAS, Guarantor has a substantial financial interest in the Tenant and will derive a direct benefit from the execution of the Lease by Landlord.

     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and as a material inducement to Landlord to execute the Lease, the undersigned agrees as follows:

     1. Guaranty. The undersigned Guarantor hereby unconditionally guarantees the full and timely performance by Tenant of each and every term, condition and covenant to be performed by Tenant under the Lease, including without implied limitation the Tenant's obligation to pay such rents, charges, costs and impositions as are set forth in the Lease. Guarantor further agrees to defend with counsel acceptable to Landlord, and to indemnify and save Landlord harmless from and against any and all loss, cost, damage or liability arising out of any breach by Tenant of any of the terms, conditions and covenants of the Lease, or out of any breach of warranty or misrepresentation made by Tenant under the Lease or heretofore or hereafter made to Landlord, including reasonable attorneys' fees and any other costs incurred by Landlord in connection therewith.

     2. Direct Enforcement. The undertakings contained in this Guaranty shall be the personal liability of Guarantor. Guarantor acknowledges that after any event of default by Tenant in the performance of any term, condition or covenant of the Lease, the liability of Guarantor under this Guaranty shall be primary and that, in the enforcement of its rights, Landlord shall be entitled to look to Guarantor for the performance of the obligations of Tenant which Guarantor has guaranteed, without first commencing any action or proceedings against Tenant, and likewise, enforcement of Landlord's rights against Tenant shall not impair the right of Landlord to enforce this Guaranty, and any such action by Landlord shall not operate as a release of the liability of Guarantor under this Guaranty. The guaranteed obligations include both payment and performance. The obligations of the Guarantor shall be absolute and unconditional and shall remain in full force and effect until all amounts due pursuant to the Lease have been paid in full and all of Tenant's obligations thereunder have been performed in full.

     3. Guarantor's Performance of Tenant's Obligations. Guarantor agrees that, in addition to any other rights given to Landlord hereby, in the event of any default by Tenant in the performance of any term, condition or covenant of the Lease, it will forthwith cause Tenant to, or will itself, pay, perform and observe said term, condition or covenant of the Lease.

     4. Subrogation. From and after the occurrence of any default by Tenant in the performance of any term, condition, covenant or obligation under the Lease, Guarantor agrees that it will not accept or receive any dividend, payment or reimbursement from Tenant, including any payment on account of any indebtedness from Tenant to Guarantor, and that if Guarantor does then receive any such dividend, payment or reimbursement the same shall be held in trust for Landlord and forthwith will be turned over to Landlord in the form received.

                                     F - 1
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     5. Financial Condition. Guarantor files its audited financial statementws with the reports required by the Securities and Exchange Commission annually, as well as interim unaudited statements. These reports and financial statements are available to the public at www.conns.com.

     6. Waivers. Guarantor agrees that none of its obligations and no right against Guarantor hereunder shall in any way be discharged, impaired, or otherwise affected by any extension of time for, or by any partial of complete waiver of the performance of any of Tenant's obligations under the Lease, or by any other alteration, amendment, assignment, expansion, extension or modification in or to the Lease, or by any release or waiver of any term, covenant or condition of the Lease, or by any delay in the enforcement of any rights against Tenant, Guarantor or any other person or entity under the Lease. Without limitation, Guarantor agrees that the Lease may be altered, amended, assigned, expanded, extended or modified from time to time on such terms and provisions as may be satisfactory to Landlord without notice to or further assent by Guarantor, and Guarantor hereby waives notice of acceptance of this Guaranty, notice of any obligations guaranteed hereby or of any action taken or omitted in reliance hereon, and notice of any defaults of Tenant under the Lease and waives presentment, demand for payment or performance, protest, notice of dishonor, nonpayment or nonperformance of any such obligations, suit or taking of other action by Landlord against, and any other notice to, any party liable thereon and waives suretyship defenses generally, other than full and timely payment and performance of all obligations hereby guaranteed, and Guarantor agrees to cause Tenant to preserve the enforceability of all instruments hereby guaranteed, as modified with Landlord's consent, and to cause Tenant to refrain from any act or omission which might be the basis for a claim that Guarantor has any defense to Guarantor's obligations hereunder, exclusive only of the defense that Tenant has fully and timely paid and performed all obligations hereby guaranteed. No invalidity, irregularity or unenforceability of all or any part of such obligations or of any security therefor and no insolvency, bankruptcy, liquidation proceeding or dissolution affecting Tenant or Guarantor shall affect, impair or be a defense to this Guaranty. The liability of the Guarantor hereunder is primary and unconditional and shall not be subject to any offset, defense (other than the defense of full and timely payment and performance) or counterclaim of Guarantor.

     7. Enforceability. Guarantor represents that this Guaranty, and the Lease hereby guaranteed, as originally delivered and as modified, amended or supplemented, have been duly authorized and are the legal, valid and binding obligations of Guarantor and Tenant, enforceable in accordance with their respective terms, and Guarantor further agrees that no invalidity of any such Guaranty shall affect or impair Guarantor's liability under this Guaranty.

     8. Recourse. This instrument is intended to be fully effective in accordance with its terms notwithstanding any exculpatory provisions inconsistent herewith contained in the Lease.

     9. Notices. All notices or other communications required or provided to be sent by either party shall be in writing and shall be sent by: (i) by United States Postal Service, certified mail, return receipt requested, (ii) by any nationally known overnight delivery service for next business day delivery,
(iii) delivered in person, or (iv) sent by telecopier or facsimile machine which automatically generates a transmission report that states the date and time of the transmission, the length of the document transmitted and the telephone number of the recipient's telecopier or facsimile machine (with a copy thereof sent in accordance with clause (i), (ii) or (iii) above). All notices shall be deemed to have been given upon receipt, except that notices sent pursuant to clause (iv) shall be deemed to have been received (i) on the date of transmission, if so transmitted before 5:30 p.m. (local time of the recipient) on a day other than a Saturday, Sunday or holiday recognized by banks in Massachusetts (a "Business Day"), or (ii) on the next Business Day, if so transmitted on or after 5:30 p.m. (local time of the recipient) on a Business Day or if transmitted on a day other than a Business Day. All notices shall be addressed to the parties at the addresses below:

                                     F - 2
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     To Landlord:                  Cabot Properties, Inc,
                                   One Beacon Street, Suite 1700
                                   Boston, MA 02108

     To Guarantor:                 c/o Conn's, Inc.
                                   3295 College Street
                                   Beaumont, TX 77701
                                   Attn: Thomas J. Frank, CEO
                                   Attn: Sydney K. Boone, Jr., Corporate General
                                   Counsel


     Any address or name specified above may be changed by notice given to the addressee by the other party in accordance with provisions above. The inability to deliver notice because of a changed address of which no notice was given as provided above, or because of rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party.

     10. Successors and Assigns. This Guaranty shall be binding upon Guarantor and its successors or assigns, and shall inure to the benefit of Landlord, its successors or assigns. Guarantors agree that this Guaranty shall be assignable by Landlord in connection with an assignment of Landlord's interest in the Lease. The benefit of this Guaranty shall extend to any successor of Landlord as owner of the Property (or any portion thereof).

     11. Applicable Law. This instrument shall be construed in accordance with the laws of Massachusetts. The Guarantor hereby consents to the jurisdiction of the state and federal courts of the Commonwealth of Massachusetts.

     12. Waiver of Jury Trial. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY(IES) AGAINST ANY


                                      F - 3
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OTHER PARTY(IES) ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS
GUARANTY OR THE RELATIONSHIP OF THE PARTIES CREATED HEREUNDER.

Executed as a sealed instrument as of the 16th day of June, 2005.

GUARANTOR:

CONN'S INC.

By:__________________________
      Name: Thomas J. Frank
      Title:  Chairman and CEO


State of Texas                     )
                                   ) ss.
County of Jefferson                )


     Before me, the undersigned, this 16th day of June, 2005, personally appeared Thomas J. Frank, known to me to be the Chairman and CEO of CONN'S INC., a Delaware corporation, and that as such officer, acknowledged the execution of the same to be for and on behalf of said corporation.

     In witness whereof, I hereunto set my hand.

                                                          ----------------------
                                                          Notary Public:
                                                          My Commission Expires:


                                     F - 4
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                             EXHIBIT 9.04 - SIGNAGE

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                                    9.04 - 1
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                                    9.04 - 2
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                 EXHIBIT 9.05 - LOCATION OF OUTSIDE STORAGE AREA

                                [GRAPHIC OMITTED]


                                    9.05 - 1